Exhibit 10.79

When recorded, return to:

Michael W. Hilliard, Esq.

Winstead Sechrest & Minick P.C.

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FINANCING STATEMENT

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FINANCING STATEMENT (herein referred to as the “Deed of Trust”), entered into as of February 3, 2003, by RF MONOLITHICS, INC., a Delaware corporation, as Grantor (“Grantor”), whose mailing address for notice hereunder is at 4347 Sigma Road, Dallas, Texas 75244 to Michael W. Hilliard, Esq. of Dallas County, Texas, as Trustee (“Trustee”) for the benefit of the hereinafter described Beneficiary.

W I T N E S S E T H:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the following meanings:

Beneficiary: WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation, whose address for notice hereunder is 4975 Preston Park Blvd., Suite 280, Plano, Texas 75093, and the subsequent holder or holders, from time to time, of the Notes.

Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.

Constituent Party: Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business organization.

Credit Agreement: That certain Amended and Restated Credit and Security Agreement by and between Grantor and Beneficiary, dated as of even date herewith, as the same may be amended, modified, or restated from time to time.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect,

relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Default Rate: The rate of interest specified in the Notes to be paid by the maker of the Notes from and after the occurrence of a default in payment under the provisions of the Notes and Loan Documents but not in excess of the Maximum Rate.

Disposition: Any sale, lease (except as permitted under this Deed of Trust), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein).

Environmental Law: Any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including without limitation, the following, as now or hereafter amended: Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including but not limited to the Texas Water Code (“TWC”) § 26.001 et seq; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

Event of Default: Any happening or occurrence described in Article VI hereof.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

GAAP: Generally accepted accounting principles, applied on a consistent basis.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

Grantor: The individual or entity described as Grantor in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary’s consent to any Disposition of the Mortgaged Property).

Guarantor (individually and/or collectively, as the context may require): Those persons, firms, or entities, if any, designated as Guarantor in the Guaranty.

Guaranty (individually and/or collectively, as the context may require): That or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.

Hazardous Substance: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to Section 26.342(9) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(13) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.

Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

Improvements: Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions,

alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

Indebtedness: (i) The principal of, interest on, or other sums evidenced by the Credit Agreement, the Notes or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Credit Agreement and the Loan Documents; (iii) such additional sums, with interest thereon, as may hereafter be borrowed from Beneficiary, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor and Beneficiary that such future indebtedness may be incurred); and (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of the Grantor to Beneficiary, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary of the Grantor as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary that Grantor may hereafter become indebted to Beneficiary in further sum or sums. Notwithstanding the foregoing provisions of this definition, this Deed of Trust shall not secure any such other loan, advance, debt, obligation or liability with respect to which Beneficiary is by applicable law prohibited from obtaining a lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt or obligation of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law.

Land: The real property or interest therein described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.

Legal Requirements: Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property.

License: As defined in Section 9.2 hereof.

Loan Documents: The Credit Agreement, the Notes, this Deed of Trust, the Guaranty, if any, and any and all other documents now or hereafter executed by the Grantor, Guarantor, or any other person or party in connection with the loan evidenced by the Credit Agreement, the Notes or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations.

Maximum Rate: As defined in Section 12.11 hereof.

Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Leases and Rents, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Leases and Rents, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

Notes: That certain Amended and Restated Revolving Note of even date herewith in the principal amount of Thirteen Million Five Hundred Thousand and No/100 Dollars ($13,500,000.00), that certain Amended and Restated Term Note of even date herewith, in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), and that certain Real Estate Term Note of even date herewith, in the principal amount of One Million Fifty Thousand and No/100 Dollars ($1,050,000.00), each incorporated herein by this reference, each executed by Grantor and payable to the order of Beneficiary, each bearing interest as therein specified, containing an attorneys’ fee clause, interest and principal being payable as therein specified, and finally maturing on the dates specified in such promissory note, and secured by, among other things, this Deed of Trust; and any and all renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of such promissory notes or of any promissory note or notes given in renewal, substitution or replacement therefor.

Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor, Guarantor, or any other person or party to the Loan Documents to Beneficiary, Trustee, or others as set forth in the Loan Documents, the Leases, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Grantor is granted a possessory interest in the Land.

Permitted Exceptions: The liens, easements, restrictions, security interests, and other matters (if any) as reflected on Exhibit “B” attached hereto and incorporated herein by reference and the liens and security interests created by the Loan Documents.

Personalty: All of the right, title, and interest of Grantor in and to (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (ii) general intangibles, money, insurance proceeds, accounts, chattel paper, deposit accounts, instruments, intellectual property, investment property, letter-of-credit rights, letters of credit, receivables, contract and subcontract rights, trademarks, tradenames, inventory; (iii) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (iv) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9—Secured Transactions); any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

Release: “Release,” “removal,” “environment,” and “disposal” shall have the meanings given such terms in CERCLA, and the term “disposal” shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the laws of the State of Texas establish a meaning for “release,” “removal,” “environment,” or “disposal,” which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.

Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Leases, other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.

Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged

Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

Trustee: The individual described as Trustee in the initial paragraph of this Deed of Trust.

1.2 Additional Definitions. As used herein, the following terms shall have the following meanings:

(a) “Hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.

(b) “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.

(c) All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d) All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

GRANT

2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

3.1 Organization and Power. If Grantor or any Constituent Party is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association,

as the case may be, Grantor and any Constituent Party, if any, (a) is either a corporation duly incorporated with a legal status separate from its affiliates, or a partnership or trust, joint venture or other type of business association duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is located, and (b) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2 Validity of Loan Documents. The execution, delivery, and performance by Grantor of the Loan Documents (other than the Guaranty), (a) if Grantor, or any signatory who signs on its behalf, is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, are within Grantor’s and each Constituent Party’s powers and have been duly authorized by Grantor’s and each Constituent Party’s board of directors, shareholders, partners, venturers, trustees, or other necessary parties, and all other requisite action for such authorization has been taken, (b) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Grantor’s and any Constituent Party’s or Guarantor’s property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of Grantor, Guarantor, and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms.

3.3 Title and Lien. Grantor has good and indefeasible title to the Land (in fee simple, if the lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claim, easements, restrictions, options, leases (other than the Leases), covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions and the Subordinate Mortgage of Wells Fargo Bank Minnesota, N.A. This Deed of Trust constitutes a valid, subsisting first lien on the Land, the Improvements, and the Fixtures; a valid, subsisting first priority security interest in and to the Personalty, Contracts, and to the extent that the terms Leases and Rents include items covered by the Code, in and to the Leases and Rents; and a valid, subsisting first priority assignment of the Leases and Rents not covered by the Code, all in accordance with the terms hereof.

3.4 Business Purposes. The loan evidenced by the Notes is solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes.

3.5 Mailing Address. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.

3.6 Relationship of Grantor and Beneficiary. The relationship between Grantor and Beneficiary is solely that of debtor and creditor, and Beneficiary has no fiduciary or other special relationship with the Grantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of debtor and creditor.

3.7 Compliance with Laws. The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws, the violation of which materially impairs the value of the Mortgaged Property or the lien thereon granted by this Deed of Trust or might subject the Beneficiary or the Trustee to any civil or criminal liability.

3.8 No Litigation. There are no (i) actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting Grantor, Guarantor, or any Constituent Party or involving the Mortgaged Property, (ii) outstanding or unpaid judgments against the Grantor, any Guarantor, any Constituent Party, or the Mortgaged Property, or (iii) defaults by Grantor with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

ARTICLE IV

AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

4.1 Payment and Performance. Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

4.2 Existence. Grantor will and will cause each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its affiliates), rights, franchises, and trade names.

4.3 Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4 First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions and the Subordinate Mortgage of Wells Fargo Bank Minnesota, N.A.

4.5 Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition; provided, however, that the Grantor may contest the amount or validity of such Imposition in good faith by appropriate proceedings diligently pursued if adequate reserves have been established therefor in accordance with GAAP or if the Imposition is fully bonded to the satisfaction of Beneficiary, and if any lien arising as a result of such Imposition is at all times junior in priority to Beneficiary’s security interest and lien in the Mortgaged Property.

4.6 Repair. Grantor will keep the Mortgaged Property in good working order and condition, ordinary wear and tear excepted, and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.

4.7 Insurance. Grantor will obtain and maintain insurance, including flood insurance, upon and relating to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Beneficiary.

4.8 Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times, with or without prior notice to Grantor.

4.9 Property Reports. Grantor will maintain full and accurate books of account and other records reflecting the results of the operations of the Mortgaged Property and will furnish, or cause to be furnished, to Beneficiary such other information as Beneficiary shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Beneficiary shall have the right, at reasonable times and upon reasonable notice, to audit, examine, and make copies or extracts of Grantor’s books of account and records relating to the Mortgaged Property, all of which shall be maintained and made available to Beneficiary and Beneficiary’s representatives for such purpose at the address specified herein for Grantor or at such other location as Beneficiary may approve. Upon Beneficiary’s request, Grantor shall also furnish Beneficiary with convenient facilities and all books and records necessary for an audit of such statements.

4.10 [Reserved.]

4.11 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted

Exceptions; provided, however, that the Grantor may contest the amount or validity of such payments for labor and materials in good faith by appropriate proceedings diligently pursued if such claims are fully bonded to the satisfaction of the Beneficiary during the pendency of such contests.

4.12 Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) reasonably required by Beneficiary.

4.13 Tax on Deed of Trust. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a law is enacted making it unlawful for Grantor to pay such taxes, then Grantor must prepay the Indebtedness in full within sixty (60) days after demand therefor by Beneficiary. This Section 4.13 shall not apply to federal income taxes or State of Texas franchise taxes.

4.14 Statement of Unpaid Balance. At any time and from time to time, Grantor will furnish promptly, upon the request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.15 Expenses. Subject to the provisions of Section 12.11 hereof, Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document.

4.16 Address. Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor at least five (5) days prior to the effective date of such change of address. Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.

4.17 Environment and Hazardous Substances. Grantor will:

(a) not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so other than as necessary in the ordinary course of Grantor’s operations, and in all events in compliance with all applicable Environmental Laws; and

(b) keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law.

ARTICLE V

NEGATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

5.1 Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) may be dangerous unless safeguarded as required by law and/or appropriate insurance, (iii) constitutes a public or private nuisance, or (iv) makes void, voidable, or cancellable, or increases the premium of, any insurance then in force with respect thereto.

5.2 Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of Sections 4.3 and 4.6 hereof), without the prior written consent of Beneficiary (which consent shall not be unreasonably withheld), make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3 Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except as may be approved in writing by Beneficiary.

5.4 Change in Zoning. Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent. Notwithstanding the foregoing, the Grantor may plat or re-plat the Land to comply with the requirements of the City of Farmers Branch, Texas, in order to obtain a building permit provided that the Grantor gives the Beneficiary at least 14 days prior written notice of any changes to any plat and the Grantor executes, acknowledges, delivers, records and/or files such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) reasonably required by Beneficiary.

5.5 No Drilling. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

5.6 No Disposition. Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition.

5.7 No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions and the Subordinate Mortgage in favor of Wells Fargo Bank Minnesota, N.A.

5.8 Additional Obligations. Grantor shall not guarantee, endorse or otherwise become contingently liable in connection with any obligations of any other person or entity, and shall not create or incur any additional liability, whether contingent or non-contingent, with respect to either Grantor or the Mortgaged Property, except as specifically allowed or contemplated pursuant to the Loan Documents.

5.9 Business Change. Grantor shall not make or permit to occur or exist a material change in the character of its business activities as such existed on the date hereof, without Beneficiary’s prior written consent.

ARTICLE VI

EVENTS OF DEFAULT

The term “Event of Default,” as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1 Event of Default in Loan Documents. An “Event of Default” as defined in any of the Loan Documents.

6.2 No Further Encumbrances. Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and the Subordinate Mortgage in favor of Wells Fargo Bank Minnesota, N.A.

6.3 Disposition of Mortgaged Property and Beneficial Interest in Grantor. Grantor makes a Disposition, without the prior written consent of Beneficiary.

6.4 Condemnation. Any condemnation proceeding is instituted or threatened which would, in Beneficiary’s sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

6.5 Destruction of Improvements. The Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Beneficiary’s judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.

6.6 Abandonment. Grantor abandons all or any portion of the Mortgaged Property.

ARTICLE VII

REMEDIES

7.1 Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

(a) Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness.

(b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and copies of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property.

(c) Right to Accelerate. Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.

(d) Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(1) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale of the Mortgaged Property (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(2) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(3) Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

(4) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

(5) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e) Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Notes, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

(f) Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g) Beneficiary’s Uniform Commercial Code Remedies. The Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the Code and as permitted in the Credit Agreement.

(h) Rights Relating to Leases and Rents. Grantor has, pursuant to Article IX of this Deed of Trust, assigned, as collateral, to Beneficiary all Rents under each of the Leases covering all or any portion of the Mortgaged Property. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees with Beneficiary, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, terminate the limited license granted to Grantor in Section 9.2 hereof, and thereafter direct the lessees under the Leases to pay direct to Beneficiary the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

(i) Other Rights. Beneficiary (i) may surrender the insurance policies maintained pursuant to Section 4.7 hereof or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 7.4 hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

(j) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary’s purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.

7.2 Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property.

7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to the Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Credit Agreement, the Notes or the other Loan Documents.

7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

7.6 Payment of Fees. If the Notes or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the Beneficiary to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay

Beneficiary’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

7.7 Miscellaneous.

(a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

(b) In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, the Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c) All rights, remedies, and recourses of Beneficiary granted in the Credit Agreement, the Notes, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.

(d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(e) Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

(f) Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust, the Notes, the Credit Agreement and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Notes, the Credit Agreement and the other Loan Documents.

(g) The remedies in this Article VII, as to interests in real property, are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Sections 9.610 through and including 9.618, and 9.624 of the Code.

7.8 Waiver of Deficiency Statute.

(a) In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

(b) Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged

Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

ARTICLE VIII

SPECIAL PROVISIONS

8.1 Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Beneficiary as a result of condemnation shall be applied to the Indebtedness in accordance with the provisions of Section 7.4 hereof.

8.2 Insurance Proceeds. The proceeds of any and all insurance upon the Mortgaged Property (other than proceeds of general public liability insurance) shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary’s sole discretion, to apply any proceeds so collected either to the restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof.

8.3 INDEMNITY. GRANTOR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS BENEFICIARY AND TRUSTEE, THEIR PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY,

DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ACTION, CAUSE OF ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY BENEFICIARY OR TRUSTEE, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:

(1) ANY LITIGATION CONCERNING THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF GRANTOR OR BENEFICIARY THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY GRANTOR OR BENEFICIARY, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(2) ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTES NOT YET DISBURSED, AMONG OR BETWEEN ANY OF THE CONSTITUENT PARTIES OR OTHER PARTNERS OR VENTURERS OF GRANTOR IF GRANTOR IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS OR SHAREHOLDERS OF GRANTOR IF GRANTOR IS A CORPORATION, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF GRANTOR IS AN ASSOCIATION, TRUST OR OTHER ENTITY;

(3) ANY ACTION TAKEN OR NOT TAKEN BY BENEFICIARY OR TRUSTEE WHICH IS ALLOWED OR PERMITTED UNDER THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO GRANTOR, THE MORTGAGED PROPERTY, ANY CONSTITUENT PARTIES OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, ASSIGNMENT AND/OR ENFORCEMENT OF THE ASSIGNMENT OF LEASES AND RENTS, OR OTHER RIGHT, REMEDY OR RECOURSE CREATED OR AFFORDED BY THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS;

(4) THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (i) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, AND (ii) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP, OR DETOXIFICATION OF THE MORTGAGED PROPERTY, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER REQUIRED PLANS; AND

(5) ANY ACTION BROUGHT BY BENEFICIARY OR TRUSTEE AGAINST GRANTOR UNDER THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.

BENEFICIARY AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BENEFICIARY AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER RELATED MATTERS. GRANTOR SHALL REIMBURSE BENEFICIARY AND/OR TRUSTEE FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BENEFICIARY AND/OR TRUSTEE. ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) AND THE EXERCISE BY BENEFICIARY OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE LOAN DOCUMENTS.

8.4 Subrogation. Grantor waives any and all right to claim, recover, or subrogation against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

8.5 Setoff. Beneficiary shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary to the full extent of the outstanding balance of the Indebtedness.

8.6 Consent to Disposition. It is expressly agreed that Beneficiary may predicate Beneficiary’s decision to grant or withhold consent to a Disposition on such terms and conditions as Beneficiary may require, in Beneficiary’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (ii) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of the Obligations, or Beneficiary’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (iii) an increase in the rate of interest payable under the Notes or any other change in the terms and provisions of the Notes and other Loan Documents, (iv) reimbursement of Beneficiary for all reasonable costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Beneficiary’s security will be impaired by the proposed Disposition, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, (vi) payment of Beneficiary’s reasonable attorneys’ fees in connection with such Disposition, (vii) the express assumption of payment of the Indebtedness and performance and discharge of the Obligations by the party to whom such Disposition will be made (with or without the release of Grantor from liability for such Indebtedness and Obligations), (viii) the execution of assumption agreements, modification agreements, supplemental loan documents, and financing statements, satisfactory in form and substance to Beneficiary, (ix) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring Beneficiary’s liens and security interests covering the Mortgaged Property, and (x) require additional security for the payment of the Indebtedness and performance and discharge of the Obligations.

8.7 Consent to Subordinate Mortgage. In the event of consent by Beneficiary to the granting of a Subordinate Mortgage, or in the event the above-described right of Beneficiary to declare the Indebtedness to be immediately due and payable upon the granting of a Subordinate Mortgage without the prior written consent of Beneficiary is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless (i) it shall contain express covenants to the effect: (a) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien and security interest evidenced by this Deed of Trust and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Mortgaged Property will be named as a party defendant, nor will any action be taken with respect to the Mortgaged Property which would terminate any occupancy or tenancy of the Mortgaged Property without the prior written consent of Beneficiary; (c) that the rents and profits, if collected through a receiver or by the holder of the Subordinate Mortgage, shall be applied first to the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations; and (d) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Beneficiary contemporaneously with the commencement of such action or proceeding; and (ii) a copy thereof shall have been delivered to Beneficiary not less than ten (10) days prior to the date of the execution of such Subordinate Mortgage.

ARTICLE IX

ASSIGNMENT OF LEASES AND RENTS

9.1 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Notes, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Beneficiary, as security for the payment of the Indebtedness and the performance and discharge of the Obligations, the Leases and the Rents subject only to the Permitted Exceptions applicable thereto and the License (herein defined); TO HAVE AND TO HOLD the Leases and the Rents unto Beneficiary, forever, and Grantor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Leases and the Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid the Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment shall become vested in Grantor without the necessity of any further act or requirement by Grantor, Trustee, or Beneficiary. Notwithstanding anything herein to the contrary, Grantor may terminate the Lease with the prior owner of the Land under which Grantor is the lessee.

9.2 Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”), nonexclusive with the rights of Beneficiary reserved in Section 9.4 hereof, to exercise and enjoy all incidences of the status of a lessor of the Leases and the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment of the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations. Thereafter, Grantor may use the balance of the Rent collected in any manner not inconsistent with the Loan Documents.

9.3 Enforcement of Leases. So long as the License is in effect, Grantor shall (i) submit any and all proposed Leases to Beneficiary for approval prior to the execution thereof, (ii) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any Lease, (iii) maintain each of the Leases in full force and effect during the term thereof, (iv) appear in and defend any action or proceeding in any manner connected with any of the Leases, (v) deliver to Beneficiary copies of all Leases, and (vi) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time request. Without Beneficiary’s prior written consent, Grantor shall not (i) do or knowingly permit to be done anything to impair the value of any of the Leases, (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease, (iii) discount any future accruing Rents, (iv) amend, modify, or terminate any of the Leases, or (v) assign or grant a security interest in or to the License or any of the Leases and/or Rents. Notwithstanding anything herein to the contrary, Grantor may terminate the Lease with the prior owner of the Land under which Grantor is the lessee.

9.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.

ARTICLE X

SECURITY AGREEMENT

10.1 Security Interest. This Deed of Trust (a) shall be construed as a deed of trust on real property, and (b) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior security interest under the Code as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty, Fixtures, Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases, and Rents to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Grantor, Beneficiary, and Trustee that this Deed of Trust encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within the Code be covered by the security interest granted in this Article X, and that all items contained in the definition of “Leases” and “Rents” which are excluded from the Code be covered by the provisions of Article II and Article IX hereof.

10.2 Financing Statements. Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, or to permit the Beneficiary to file without signature where allowed, in form and substance satisfactory to Beneficiary, such “Financing Statements” and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest.

10.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Code. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted, the address of debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the secured party (Beneficiary) is set forth in Article I hereof.

ARTICLE XI

CONCERNING THE TRUSTEE

11.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

11.2 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

11.3 Retention of Money. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any monies received by Trustee hereunder.

11.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

11.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

11.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

11.7 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

ARTICLE XII

MISCELLANEOUS

12.1 Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Credit Agreement, the Notes, and the other Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Credit Agreement, the Notes and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

12.2 Performance at Grantor’s Expense. Subject to the provisions of Section 12.11 hereof, Grantor shall (i) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

12.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section shall limit the obligations of Grantor as otherwise set forth herein.

12.4 Recording and Filing. Grantor will cause the Loan Documents (requested by the Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

12.5 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, or telefacsimile to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.

12.6 Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

12.7 Successors and Assigns. Subject to the provisions of Section 6.3 hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them, except as otherwise expressly provided herein or in such Loan Documents.

12.8 No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.9 Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

12.10 Applicable Law. The Loan Documents shall be governed by and construed according to the laws of the State of Texas from time to time in effect except to the extent preempted by United States federal law.

12.11 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary’s exercise of the option to accelerate the maturity of the Notes and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Borrower of the Notes and/or the Related Indebtedness, then it is Grantor’s and Beneficiary’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Grantor to Beneficiary. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Grantor to Beneficiary. All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b) Definitions. As used herein, the term “Maximum Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary pursuant to the Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Beneficiary under the Notes.

(c) Ceiling Election. To the extent that Beneficiary is relying on the Texas Finance Code to determine the Maximum Lawful Rate payable on the Notes and/or the Related Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

12.12 Subrogation. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

12.13 Rights Cumulative. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

12.14 Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Notes are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Notes are payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

12.15 Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.

12.16 Reliance. Grantor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting this Deed of Trust, Beneficiary is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary; that such reliance exists on the part of Beneficiary prior hereto; that such warranties and representations are a material inducement to Beneficiary in making the loan evidenced by the Loan Documents and accepting of this Deed of Trust; and that Beneficiary would not be willing to make the loan evidenced by the Loan Documents and accept this Deed of Trust in the absence of any of such warranties and representations.

12.17 Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

12.18 [Reserved.]

12.19 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

12.20 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

12.21 Waiver of Right to Trial by Jury. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

[Remainder of Page Intentionally Left Bank. Signature Page Follows.]

EXECUTED as of the date first above written.

NOTICE OF INDEMNIFICATION:	GRANTOR:
GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 8.3 HEREOF.	RF MONOLITHICS, INC., a Delaware corporation
	By:	/s/ David M. Kirk David M. Kirk President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was ACKNOWLEDGED before me this              day of                                                  , 2003, by David M. Kirk, the President of RF MONOLITHICS, INC., a Delaware corporation, on behalf of said corporation.

[ S E A L ]
Notary Public, State of Texas
My Commission Expires:

Printed Name of Notary Public

List of Attachments:

Exhibit “A”—Land Description
Exhibit “B”—Permitted Exceptions

EXHIBIT “A”

Land Description

BEING a 2.111 acre tract of land known as a portion of Block E, Metropolitan Business Park, Section Four, an addition to the City of Farmers Branch, Dallas County, Texas according to the plat recorded in Volume 70083, Page 887, of the Deed Records, Dallas County, Texas (D.R.D.C.T.), and a portion of Block C, Metropolitan Office Park, Revised, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat recorded in Volume 73048, Page 1642, D.R.D.C.T. and being all that certain tract described in deed to JFC Growth Fund, Ltd.—83, recorded in Volume 83200, Page 0205, D.R.D.C.T. and being more particularly described by metes and bounds as follows:

COMMENCING at an x-cut in concrete (control monument) found lying in the north right of way line of Sigma Road (60 feet wide) for the southwest corner of a tract of land described as 3.904 acres in deed recorded in Volume 91195, Page 0891, D.R.D.C.T.

THENCE North 89 degrees 55 minutes 00 seconds East, along said right of way line a distance of 478.61 feet (478.69 feet per deed) to a 1/2 inch iron rod with a yellow cap marked RPLS 3989 set for corner in the east line of said 3.904 acre tract and the POINT OF BEGINNING;

THENCE North 00 degrees 05 minutes 00 seconds West, along said east line passing at a distance of 309.01 feet an 1/2 inch iron rod with a yellow cap marked RPLS 3989 set being in the south line of an existing drainage and utility easement and continuing a total distance of 329.08 feet to a point for corner in the centerline of said easement (forty feet wide);

THENCE South 85 degrees 14 minutes 32 seconds East, along said centerline passing the common line of Block C and Block E at 206.24 feet and continuing a total distance of 291.57 feet to a point for corner;

THENCE South 00 degrees 01 minutes 00 seconds West, passing at a distance of 20.07 feet a 1/2 inch iron rod with a yellow cap marked RPLS 3989 set in the south line of said easement and continuing a total distance of 304.84 feet to a x-cut set for corner in the said north right of way line of Sigma Road;

THENCE North 89 degrees 50 minutes 00 seconds West, along said north right of way line a distance of 85.00 feet to a 1/2 inch iron rod with a yellow cap marked RPLS 3989 set for corner in the common line between said Block C and Block E;

THENCE South 89 degrees 55 minutes 00 seconds West, continuing along said north right of way line a distance of 205.00 feet to the point of beginning, containing 91,968 square feet or 2.111 acres of land.

The basis of bearing for the above description are the plats of record: Block E, Metropolitan Business Park, Section Four, City of Farmers Branch, Dallas County, Texas according to the plat recorded in Volume 70083, Page 887, D.R.D.C.T. and Block C, Metropolitan Office Park,

Revised, City of Farmers Branch, Dallas County, Texas, according to the plat recorded in Volume 73048, Page 1642, D.R.D.C.T.

EXHIBIT “B”

Permitted Exceptions

1.	15 foot drainage easement along the west property line of Block C of Metropolitan Office Park, Revised, as shown on plat dated December 1972, approved February 26, 1973, and recorded March 8, 1973 in Volume 73048, Page 1642, Deed Records, Dallas County, Texas.

2.	10 foot utility easement along the east property line of Block E of Metropolitan Business Park, Section Four, as shown on plat dated December 1969, approved April 27, 1970, and recorded April 29, 1970 in Volume 70083, Page 887, Deed Records, Dallas County, Texas.

3.	40 foot drainage and utility easement, of which the North 20 feet of subject property lies within, as shown on plat dated December 1972, approved February 26, 1973, and recorded March 8, 1973 in Volume 73048, Page 1642, and plat dated December 1969, approved April 27, 1970, and recorded April 29, 1970 in Volume 70083, Page 887, Deed Records, Dallas County, Texas.

4.	25 foot building line along the South property line of subject property, as shown on plats dated December 1972, approved February 26, 1973, and recorded March 8, 1973 in Volume 73048, Page 1642, and dated December 1969, approved April 27, 1970, and recorded April 29, 1970 in Volume 70083, Page 887, Deed Records, Dallas County, Texas.

5.	Easement created in instrument executed by Harry Lee Wells to City of Farmers Branch for public utilities, said easement being 20 feet in width, dated March 9, 1964, filed May 11, 1964, and recorded in Volume 312, Page 1178, Deed Records, Dallas County, Texas.

6.	Easement created in instrument executed by Jerome K. Crossman to The City of Farmers Branch for sanitary sewer lines, water lines and drainage channels, said easement being 40 feet in width, of which the North 20 feet of subject property lies within, dated February 17, 1964, filed May 11, 1964, and recorded in Volume 312, Page 1191, Deed Records, Dallas County, Texas.

7.	Rights and obligations of record to which this property may be subject due to its location within the boundaries of Public Improvement District No. One, Farmers Branch, Dallas County, Texas.